Exhibit 99.1

Northern Technologies International Corporation
4201 Woodland Road, P.O. Box 69
Circle Pines, MN 55014
www.ntic.com

FOR IMMEDIATE RELEASE

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
ANNOUNCES FIRST QUARTER OPERATING RESULTS

CIRCLE PINES, Minnesota, January 8, 2008 - Northern Technologies International Corporation (AMEX: NTI) announced today its operating results for the three months ended November 30, 2007.

Net income decreased 33.5% to $658,196, or $0.18 per diluted common share, during the three months ended November 30, 2007 compared to $990,224, or $0.27 per diluted common share, during the three months ended November 30, 2006, primarily as a result of a one-time gain on sale of assets of $724,495 (a building) during the first three months of fiscal 2007. Excluding that one-time gain on sale of assets during the first three months of fiscal 2007, net income increased 147.7% during the first three months of fiscal 2008 compared to the same period of fiscal 2007.

NTIC’s consolidated net sales in North America decreased 24.5% during the three months ended November 30, 2007 as compared to the three months ended November 30, 2006 primarily as a result of the anticipated loss of its React-NTI, LLC subsidiary’s most significant customer. However, since the profit on React-NTI LLC’s product sales to this customer were extremely small, the effect on NTIC’s net income during the three months ended November 30, 2007 was not material. NTIC announced that it anticipates its net sales will continue to decrease significantly during the remainder of fiscal 2008 compared to the same periods in fiscal 2007 as a result of the loss of the significant React-NTI customer, NTIC does not expect that the decrease will have a material adverse effect on NTIC’s future consolidated net income.

Despite the decrease in NTIC’s consolidated net sales in North America, sales of NTIC’s rust and corrosion inhibiting products in North America increased 6.8% to $3,229,123 during the three months ended November 30, 2007 compared to $3,023,384 during the three months ended November 30, 2006. In addition, total net sales of all of NTIC’s worldwide joint ventures increased 26.8% to $23,944,115 during the three months ended November 30, 2007 as compared to $18,879,432 during the three months ended November 30, 2006. As a result, NTIC’s income from its corporate joint ventures and holding companies increased 167.7% to $1,209,302 for the three months ended November 30, 2007 compared to $451,811 for the three months ended November 30, 2006.

G. Patrick Lynch, President and Chief Executive Officer of NTIC, commented, “Despite the anticipated decrease in our consolidated net sales during first quarter as a result of the loss of React-NTI’s most significant customer, our first quarter financial performance reflects the continued strength of our core business in corrosion protection coupled with the success of our international expansion strategy. We are especially pleased with the profitability of our worldwide joint ventures, and hope to increase future profitability with our new Natur-Tec™ (biodegradable plastic) products and Polymer Energy™ (waste-plastic to oil conversion) machines, which we have just launched in several countries. We are also hopeful that the entry of our corrosion protection products into the oil and gas market will be well received.”

As previously announced, in an effort to increase net sales, NTIC is in the process of expanding its range of corrosion inhibiting technologies to include solutions targeted at the oil and gas industry and its product line to include biodegradable and compostable plastics and machinery that converts waste plastics back into diesel, gasoline and mid-distillates. During fiscal 2008, NTIC expects to invest in aggregate between $2,800,000 and $3,200,000 in additional research and development and marketing efforts and resources into these emerging businesses, product lines and markets.

NTIC’s working capital was $3,840,057, including $125,630 in cash and cash equivalents, compared to working capital of $3,788,777, including $244,499 in cash and cash equivalents, as of August 31, 2007.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES

	November 30,	November 30,
	2007	2006
NORTH AMERICAN OPERATIONS:
Net sales	$3,485,585	$4,617,374
Cost of sales	2,093,691	2,945,055
Gross profit	1,391,894	1,672,319

Operating expenses:	1,865,069	1,676,962

NORTH AMERICAN OPERATING LOSS	(473,175)	(4,643)

INCOME FROM ALL CORPORATE JOINT
VENTURES AND HOLDING COMPANIES	1,209,302	451,811

INTEREST INCOME	495	935
INTEREST EXPENSE	(31,523)	(42,881)
OTHER INCOME	7,930	2,093
GAIN ON SALE OF ASSETS	1,529	724,495
MINORITY INTEREST	21,638	(9,586)

INCOME BEFORE INCOME TAX EXPENSE	736,196	1,122,224

INCOME TAX EXPENSE	78,000	132,000

NET INCOME	$658,196	$990,224

NET INCOME PER COMMON SHARE:
Basic	$0.18	$0.27
Diluted	$0.18	$0.27

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	3,692,153	3,624,314
Diluted	3,734,102	3,668,095

Composite financial information from the audited and unaudited financial statements of the Company’s joint ventures carried on the equity basis is summarized as follows:

	November 30,	August 31,
	2007	2007
Current assets	$48,001,145	$42,767,569
Total assets	54,939,063	49,312,491
Current liabilities	17,167,450	14,939,496
Noncurrent liabilities	5,564,480	4,971,199
Joint ventures’ equity	32,207,133	29,401,796
Northern Technologies International Corporation’s share of Corporate
Joint Ventures’ equity	$15,240,974	$13,602,842

	November 30,	November 30,
	2007	2006
Net sales	$23,944,115	$18,879,432
Gross profit	11,009,748	9,068,677
Net income	1,697,769	1,624,028
Northern Technologies International Corporation’s share of equity in income
of Corporate Joint Ventures	$1,054,682	$635, 219

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), NTIC uses certain non-GAAP financial measures. In this release, NTIC uses the non-GAAP financial measure, net income, excluding the one-time gain on sale of assets during the first three months of fiscal 2007. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business, variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges. NTIC also believes that the presentation of certain non-GAAP financial measures provide useful information to investors in evaluating the company’s operations, period over period. Non-GAAP measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP. When analyzing NTIC’s operating performance, investors should not consider NTIC’s net income, excluding the one-time gain on sale of assets during the first three months of fiscal 2007, as a substitute for NTIC’s net income prepared in accordance with GAAP. In addition, investors should note that any non-GAAP financial measures used by NTIC may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever NTIC uses historical non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. A reconciliation of NTIC’s net income, excluding the one-time gain on sale of assets during the first three months of fiscal 2007, to NTIC’s net income can be found immediately below later in this press release.

Reconciliation Between Reported Net Income and Adjusted Net Income

	Three Months Ended
	November 30, 2007	November 30, 2006
Reported Net Income	$842,197	$990,224
Gain on Sale of Building	-	724,495
Adjusted Net Income (non-GAAP financial measure)	$842,197	$265,729

About Northern Technologies International Corporation

Northern Technologies International Corporation focuses on developing, marketing and selling proprietary environmentally responsible materials science based products and technical services directly and via a network of independent distributors, manufacturers’ representatives and joint ventures in over 50 countries. In fiscal 2007, over 70% of NTIC’s consolidated net sales were derived from the sales of Zerust® rust and corrosion inhibiting packaging products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets. During this same period, NTIC also received revenues from sales of proprietary new technologies including anti-abrasion ink additives, as well as bio-based sintered metal mold release agents, bio-solvents, bio-emollients, bio-cleaners, bio-lubricants and bio-based and biodegradable plastic packaging.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the effects of the loss of a customer on NTIC’s consolidated net sales and net income for fiscal 2008, NTIC’s effort to increase net sales by expanding the application of its corrosion inhibiting technology into the oil and gas industry and new bioplastics product line including biodegradable and compostable plastics and process technology that converts waste plastics back into diesel, gasoline and mid-distillates, NTIC’s expectations regarding the amount of research and development and marketing expenses for fiscal 2008 and such other statements which can be identified by words such as “expect,” “anticipate,” “estimate,” “will,” “would,” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the contraction of the U.S. automobile industry and its adverse effect on the demand for NTIC’s Zerust® products, the failure of NTIC to realize any benefits, financial or otherwise, from its efforts to expand the application of its corrosion inhibiting technology into the oil and gas industry and its product line, the difficulties and risks associated with NTIC’s international operations and its corporate joint ventures, and NTIC’s reliance on its joint ventures for distributions and fees for technical services. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-KSB and subsequent quarterly reports on Form 10-QSB. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

For more information, please contact:

Matthew Wolsfeld
Chief Financial Officer
Northern Technologies International Corporation
(763) 225-6600